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                                                                    EXHIBIT 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation:

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of Chancellor Media Corporation's Registration Statement on Form S-4 of our report dated September 17, 1998, relating to the financial statements of the Outdoor Advertising Division of Whiteco Industries, Inc., which are contained in the Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement/Prospectus.

                                                BDO Seidman, LLP

Chicago, Illinois

June 3, 1999